Exhibit 10.2

AMENDMENT 1

to

AMENDED AND RESTATED

SERVICE AGREEMENT

dated December 15, 2003

by and between

Axis Specialty Limited, a Bermuda corporation, the (“Company”)

and

Michael A. Butt, the (“Executive”)

WHEREAS, the Company and the Executive entered into an employment agreement as of September 19, 2002; and

WHEREAS, the Company and the Executive entered into an amended and restated agreement (the “Agreement”), dated as of December 15, 2003; and

WHEREAS, by its terms, the Agreement will expire as of the close of business on December 31, 2008, and provides for a Base Salary and  an annual bonus opportunity of not less than 100% of Base Salary each year during the term of the Agreement; and

WHEREAS, the Company and the Executive desire to continue the Executive’s service as Chairman of the Company’s Board of Directors (the “Board”) and the Executive is willing to serve in such position; and

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein and the Executive is willing to continue to serve in his current position under the terms and conditions of this amendment (the “Amendment”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive agree as follows:

1.                                       Section 1, Term of Service, of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

1.                                      Term of Service. The Executive’s term of service under this Agreement (the “Term”) commenced on September 19, 2002 and shall continue through the close of business on December 31, 2009, subject to earlier termination as provided in Section 8 below. The “Initial Term” shall mean September 19, 2002 through December 31, 2003 and the “New Term” shall mean January 1, 2004 through the close of business on December 31, 2005 and the “Additional New Term” shall mean January 1, 2006 through December 31, 2009.

2.                                       Section 3, Base Fee, of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

3.                                      Base Fee. The Executive shall be paid a Base Fee by the Company at an annual rate of US$500,000 during the Initial Term and at an annual rate of US$750,000 during the New Term and at an annual rate of US$850,000 during the Additional New Term. The Base Fee shall be payable in accordance with the regular payroll practices applicable to senior executives of the Company, but no less frequently than monthly; provided, that, only for purposes of calculating the Base Fee payable hereunder, the Initial Term shall be deemed to have commenced as of October 1, 2002. Such Base Fee shall be subject to review for increase at the discretion of the Board (or a committee thereof). The Base Fee may not be decreased, at any time or for any purpose during the Term.

3.                                       Section 4, Annual Bonus, of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

4.                                      Annual Bonus. In addition to the Base Fee provided for in Section 3 above, the Executive shall be entitled to participate in the incentive plans or programs of the Company established for senior executives (“Incentive Plan”) and shall have a target bonus opportunity each year during the New Term of no less than 100% of Base Salary and during the Additional New Term of no less than 125% of Base Salary (“Target Bonus”), payable in that amount if the performance goals established for the relevant year are met. If such performance goals are exceeded, the Executive shall receive a larger amount of up to 200% of the Target Bonus or more at the discretion of the Compensation Committee. The performance goals for each year shall be established by the Board (or a committee thereof) unless such goals are set forth in the applicable Incentive Plan. For fiscal year 2003, the Executive may be awarded such annual bonuses as may be determined by the Board (or a committee thereof), based on any Incentive Plan; provided, however, in no event shall the aggregate annual bonuses for the 15-month period commencing October 1, 2002 be less than $312,500, representing 50% of the Base Fee payable hereunder for such 15-month period. Any such annual bonus shall, unless otherwise required under the applicable Incentive Plan, be paid in cash in a lump sum promptly following determination thereof.

4.                                       Section 8(a)(i)(A), of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(A)  a Separation Bonus for the year of death (with the term “Separation Bonus” meaning an amount of no less than the greater of (x) US$500,000 if termination is during the Initial Term or US$750,000 if termination is during the New Term or $850,000 if termination is during the Additional New Term and (y) the highest amount awarded to the Executive as an annual bonus for any of the three years (or such lesser number of years he has then been employed) immediately preceding the year in which termination occurs);

5.                                       All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of January 1, 2006.

Axis Specialty Limited

By:	/s/ Brian W. Goshen	5/12/06
Brian W. Goshen
Chief Human Resources Officer

The Executive

	/s/ Michael A. Butt	5/12/06
Michael A. Butt